UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 17, 2022
ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)
Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1430 Bradley Lane, Suite 196, Carrollton, Texas	75007
(Address of Principal Executive Offices)	(Zip Code)
(918) 251-9121
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	AEY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Cost-Reduction Initiative Announcement

On March 17, 2022, ADDvantage Technologies Group, Inc. (NASDAQ: AEY) (“ADDvantage Technologies” or the “Company”) announced a significant cost-reduction initiative, designed to improve operational efficiency and reduce costs following the initial ramp-up to meet the growing demand for 5-G and related tower work.

As the Company has received more clarity into the pace and geographic distribution of 5-G work for the balance of the year, management has been able to reallocate resources and improve operational efficiency. Senior leadership has taken action, starting in March 2022, to reduce annual operating, general and administrative expenses for its Fulton Technologies subsidiary and including expense reductions at the corporate level. Management expects the benefit of these actions to reduce fixed costs by approximately $2.4 million on an annual basis, with the benefits of the reductions evident in the third fiscal quarter of 2022, the period ending June 30, 2022. The reductions are approximately 60% headcount-related and 40% external overhead and operating expenses. The headcount reductions are in the back-office and do not affect field operations.

The above and additional information was reflected in the Company’s press release on March 17, 2022 and this Form 8-K should be read in connection with such press release.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is furnished herewith:

Exhibit 99.1	Press release dated March 17, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.

Date: March 17, 2022

/s/ Michael A. Rutledge
Michael A. Rutledge
Chief Financial Officer